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                                                                 EXHIBIT 10.31

POLICY FOR
BONUS PROGRAM


PURPOSE

LSI's Employee Bonus Program is intended to incent non-commissioned, full-time LSI employees to attain the highest possible level of performance during the year consistent with sound and ethical business practices and to reward employees to perform in such a manner with additional cash compensation.

The Employee Bonus Program is not intended to alter LSI's "At Will" Policy and is not a guarantee of continued employment.


POLICY

All non-commissioned, full-time employees are eligible to participate in the LSI Bonus Program. Only those employees actually employed by LSI ON THE DATE THAT BONUS PAYMENTS ARE DISTRIBUTED will be eligible to receive bonus payments. Bonus payments are expected to be distributed within 60 days following year-end.


PROCEDURE

  .  Each year LSI management determines a budget for Net Income.

  . When the Company's actual results are at or above Budgeted Net Income, full-time, non-commissioned employees qualify for 100% of their target bonus.

  . The Employee Bonus Program provides for a partial payout if the Company fails to meet 100% of Net Income or "bonus objective."

  . There will be no bonus awards if Net Income results are below 75% of the objective. Bonus awards for performance between 75% and 100% of the objective will be determined on a prorata basis.
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  .  Individual bonuses (target bonus) will be calculated on the basis of actual salary earned the previous year. An employee's participation percentage is determined by salary level.

  . Individuals are assigned a bonus participation percentage at the time they are employed and will be formally advised of any subsequent change to their participation percentage.

 .    FOR MANAGERS:

     . Effective January 1996, 25% of each manager's eligible bonus will be determined by the manager's performance against his or her "budgeted objectives."

 .   FOR EMPLOYEES:

     . Effective January 1997, it is anticipated that 25% of each employee's eligible bonus will be determined by the employee's performance against his or her "budgeted objectives."


 AN EMPLOYEE MUST BE EMPLOYED BY LSI ON THE DATE BONUS PAYMENTS ARE DISTRIBUTED TO BE ELIGIBLE TO RECEIVE A BONUS PAYMENT.